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                                                Filed Pursuant to Rule 424(B)(3)
                                                               File No. 33-98636


Prospectus Supplement dated March 17, 1997

                                   Your Money
                                   Can Begin
                            Earning These High Rates


                       Term            Rate         Annual Yield*

                       3 Months        7.15%           7.41%

                       6 Months        7.35%           7.62%

                       12 Months       8.35%           8.70%

                       18 Months       8.50%           8.87%

                       24 Months       8.75%           9.14%

                       30 Months       9.35%           9.80%

                       36 Months       9.50%           9.96%

                       48 Months       9.75%          10.24%

                       60 Months      10.50%          11.06%

                       7 Years        10.60%          11.18%

                       10 Years       10.75%          11.34%


                           For More Information Call

                                 1-800-776-4001

                               AMERICAN BUSINESS
                            FINANCIAL SERVICES INC.

An offer can only be made by the Prospectus dated October 16, 1996, delivered in conjunction with this Rate Supplement dated March 17, 1997. See "Risk
Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes. The Effective Annual Yield assumes all interest reinvested daily at the stated rate. These rates available through April 21, 1997.